UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2008
ORBITAL SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166

(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed, in 2005, Orbital Sciences Corporation (the “Corporation”) became aware of a criminal investigation by the U.S. Department of Justice into suspected violations of government contracting laws and regulations in connection with certain U.S. government launch vehicle programs. The U.S. Attorney’s Office for the District of Arizona recently notified the Corporation that the criminal investigation has been terminated, with no criminal charges being filed against the Corporation.
The previously disclosed civil lawsuit that was filed under the qui tam provisions of the civil False Claims Act captioned United States of America ex rel. W. Austin Sallade v. Orbital Sciences Corporation remains pending. While the Civil Division of the Department of Justice has not intervened in such lawsuit, in the future it could seek to intervene with permission from the Court. Further information relating to the allegations and potential risks associated with this matter is disclosed under Part II, Item I, Legal Proceedings, of the Corporation’s Form 10-Q for the Quarter ended March 31, 2008, which disclosure, as updated pursuant hereto, is hereby incorporated by reference herein.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION
(Registrant)
Date: May 27, 2008	By:	/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer

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